Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
QUAD CITY HOLDINGS, INC.
ARTICLE I
NAME
The name of the corporation is:
Quad City Holdings, Inc.
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the corporation’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, 19901, County of Kent. The name of the corporation’s registered agent at such address is The Prentice-Hall Corporation System, Inc.
ARTICLE III
PURPOSE
The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time, or any successor thereto.
ARTICLE IV
AUTHORIZED STOCK
The total number of shares of stock which the corporation shall have authority to issue is 1,500,000 shares of Common Stock, par value of $1.00 per share.

ARTICLE V
INCORPORATORS
The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address

John S. Gosma, Esq.	c/o Noyes, O’Brien, Gosma & Brooke 400 North Main Street, Suite 16 Davenport, Iowa 52801
ARTICLE VI
BYLAWS
The bylaws of the corporation may be amended, altered or repealed by the stockholders of the corporation, provided, however, that such amendment, alteration or repeal is approved by the affirmative vote of the holders of not less than 75% of the outstanding shares of stock of the corporation then entitled to vote generally in the election of directors. The bylaws may also be amended, altered or repealed by the board of directors in the manner provided in the bylaws.
ARTICLE VII
WRITTEN BALLOTS
Election of directors need not be by written ballot unless the bylaws of the corporation so provide.
ARTICLE VIII
AMENDMENTS
The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any other requirement for amendments, no amendment to this certificate of incorporation shall amend, alter, change or repeal any of the provisions of Article VI, Article XII, Article XIII, Article XIV, Article XV or this sentence of this Article VIII unless the amendment effecting such amendment, alteration, change or repeal shall have received the affirmative vote of the holders of shares having at least 75% of the voting power of all outstanding stock of the corporation entitled to vote thereon. Notwithstanding anything contained herein to the contrary, the provisions of the immediately preceding sentence shall not apply to any amendment, alteration, change or repeal which has been approved by not less than 80% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation.

ARTICLE IX
INDEMNIFICATION
Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.
ARTICLE X
PERSONAL LIABILITY OF DIRECTORS
To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.
ARTICLE XI
CERTAIN ARRANGEMENTS BETWEEN THE
CORPORATION AND ITS CREDITORS
Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provision of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE XII
BOARD OF DIRECTORS
The number of directors constituting the entire board of directors shall not be less than three nor more than nine as fixed from time to time by resolution of not less than 80% of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be five until otherwise fixed as described immediately above. Directors need not be stockholders of the corporation.
The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1993, directors of Class I shall be elected to hold office for a term expiring at the 1994 annual meeting, directors of Class II shall be elected to hold office for a term expiring at the 1995 annual meeting and directors of Class III shall be elected to hold office for a term expiring at the 1996 annual meeting. Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible. At each annual meeting of stockholders after the meeting held in 1993, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.
Notwithstanding any other provisions of this certificate of incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than 75% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of stockholders or at a meeting of the stockholders called for that purpose.

ARTICLE XIII
ADDITIONAL VOTING REQUIREMENTS
A. Except as otherwise expressly provided in paragraph C of this Article XIII and notwithstanding any other provision of this certificate of incorporation:
(a) any merger or consolidation of the corporation or of any Subsidiary with or into any other corporation;
(b) any sale, lease, exchange or other disposition by the corporation or any Subsidiary of assets constituting all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole to or with any other corporation, person or other entity in a single transaction or a series of related transactions;
(c) any issuance or transfer by the corporation or any Subsidiary, of any voting securities of the corporation (except for voting securities issued pursuant to a stock option, purchase, bonus or other plan for natural persons who are directors, employees, consultants and/or agents of the corporation or any Subsidiary) to any other corporation, person or other entity in exchange for cash, assets or securities or a combination thereof; and
(d) the voluntary dissolution of the corporation;
shall require the affirmative vote of the holders of shares having at least 75% of the voting power of all outstanding stock of the corporation entitled to vote thereon. Such affirmative vote shall be required notwithstanding the fact that no vote or a lesser vote may be required, or that some lesser percentage may be specified by law or otherwise in this certificate of incorporation or by the bylaws of the corporation.
B. For purposes of this Article XIII, the term “Subsidiary” means any entity in which the corporation beneficially owns, directly or indirectly, more than 75% of the outstanding voting stock. The phrase “voting security” as used in paragraph A of this Article XIII shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration into such security or carrying any warrant or right to subscribed to or purchase such a security.
C. The provisions of this Article XIII shall not apply to any transaction described in clause (a), (b), (c) or (d) of paragraph A of this Article XIII: (i) approved at any time prior to its consummation by resolution adopted by not less than 80% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation; or (ii) with any corporation of which a majority of the outstanding shares of all classes of stock is owned of record or beneficially by the corporation; or (iii) which is a merger with another corporation without action by the stockholders of the corporation to the extent and in the manner permitted from time to time by the law of the State of Delaware.
D. The interpretation, construction and application of any provision or provisions of this Article XIII and the determination of any facts in connection with the application of this Article XIII, shall be made by a majority of all of the directors of the corporation. Any such interpretation, construction, application or determination, when made in good faith, shall be conclusive and binding for all purposes of this Article XIII.

ARTICLE XIV
BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS
The provisions of Section 203 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended or as such Section 203 may hereafter be renumbered or recodified, will be deemed to apply to the corporation, and the corporation shall be subject to all of the restrictions set forth in such Section 203.
ARTICLE XV
STOCKHOLDERS’ ACTION
Any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the corporation and may not be effected by any consent in writing by such holders.
Dated: February 4, 1993.

/s/ John S. Gosma
John S. Gosma, Esq.
Being the sole incorporator of the corporation.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
QUAD CITY HOLDINGS, INC.

Adopted in accordance with the provisions of Section 242
of the General Corporation Law of the State of Delaware
We, Douglas M. Hultquist and Richard R. Horst, President and Secretary, respectively, of Quad City Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the Sate of Delaware, DO HEREBY CERTIFY THAT:
1. The Certificate of Incorporation of said corporation has been amended as follows:
Article IV of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:
ARTICLE IV
AUTHORIZED STOCK
The total number of shares of capital stock which the corporation shall have authority to issue is 2,500,000 shares of Common Stock, par value $1.00 per share, and 250,000 shares of Preferred Stock, par value $1.00 per share.
The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of one or more series of Preferred Stock, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors.
2. The foregoing amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the majority vote of all of the stockholders entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Douglas M. Hultquist, its President, and attested by Richard R. Horst, its Secretary, as of this  _____  day of July, 1993.

QUAD CITY HOLDINGS, INC.
By:	/s/ Douglas M. Hultquist
Douglas M. Hultquist
President
ATTEST:

/s/ Richard R. Horst
Richard R. Horst
Secretary

CERTIFICATE OF CORRECTION
of
CERTIFICATE OF INCORPORATION
of
QUAD CITY HOLDINGS, INC.
Quad City Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
1.	The name of the corporation (hereinafter called the “Corporation”) is Quad City Holdings, Inc.
2.	The Certificate of Incorporation of the Corporation, which was filed by the Secretary of Delaware of February 4, 1993, is hereby corrected.
3.	The inaccuracy to be corrected in said instrument is as follows: the Certificate of Incorporation contains a typographical error in Article XV.

4.	Article XV of the Certificate of Incorporation is corrected to read as follows:
Any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the corporation and may not be effected by an consent in writing by such holders, unless such action is authorized by not less than 80% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Douglas M. Hultquist, its President, and attested by Richard R. Horst, its Secretary, as of this 28th day of July, 1993.

QUAD CITY HOLDINGS, INC.
By:	/s/ Douglas M. Hultquist
Douglas M. Hultquist
President
ATTEST:

/s/ Richard R. Horst
Richard R. Horst
Secretary

CERTIFICATE OF DESIGNATION
of
SERIES A PREFERRED STOCK
of
QUAD CITY HOLDINGS, INC.
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
QUAD CITY HOLDINGS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:
That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on August 21, 1996, adopted the following resolution creating a series of 100 shares of Preferred Stock designated as “Series A Preferred Stock”:
RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, $1.00 par value per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
Series A Preferred Stock
1. Designation and Amount. The board of directors (the “Board”) of Quad City Holdings, Inc., a Delaware corporation (the “Company”), has designated 100 shares of the Company’s authorized and unissued preferred stock as “Series A Preferred Stock,” has authorized such shares for issuance at a price of $100,000 per share (the “Series A Preferred Stock”) and has determined that no further shares of Series A Preferred Stock shall be issued.
2. Dividends. The Series A Preferred Stock shall accrue no dividends nor carry any stated dividend rate.

3. Redemption. (a) At any time after the first anniversary of the issuance of any share of Series A Preferred Stock (the “Redemption Date”), such shares: (i) may be redeemed at any time at the option of the Company; or (ii) shall be redeemed if the Company sells for cash additional shares of its common stock, $1.00 par value per share (“Common Stock”), subject to receipt in either case of all required regulatory approvals. The proceeds of any such sales of additional shares of Common Stock shall be used to redeem all outstanding shares of Series A Preferred Stock on a first issued, first redeemed basis, and with respect to all Preferred Stock issued on the same date, on a pro rata basis. Notwithstanding anything contained herein to the contrary, the Company shall not be required to use the cash proceeds from the sale or issuance of any of its shares of Common Stock made solely to its employees or directors, whether or not such sales have been registered with the Securities and Exchange Commission on Form S-8, or in connection with the exercise of any options or warrants or through a dividend reinvestment plan or other form of ongoing stock purchase plan which may be offered to the Company’s stockholders from time to time. Each issued and outstanding share of Series A Preferred Stock shall be redeemed at an aggregate per share price equal to the sum of: (x) $100,000; plus (y) $9,750 multiplied by a fraction the numerator of which is the total number of calendar days the share of Series A Preferred Stock has been issued and outstanding through the Redemption Date, and the denominator of which is 365 (the “Redemption Price”).
(b) Not less than 30 days nor more than 60 days prior to the Redemption Date, written notice (the “Redemption Notice”) shall be mailed, first class postage prepaid, to the holders of the shares of the Series A Preferred Stock at their address last shown on the records of the Company. The Redemption Notice shall state: (i) the number of shares being redeemed; (ii) what the Redemption Date and Redemption Price are; and (iii) that each holder is to surrender to the Company, in the manner and at the place designated, the certificates representing the shares of Series A. Preferred Stock to be redeemed.
(c) Before any holder of shares of Series A Preferred Stock shall be entitled to redeem any such shares for cash, it shall surrender the certificate or certificates therefor, duly endorsed, in the manner and at the specified in the Redemption Notice. Following delivery of the shares of Series A Preferred Stock to be redeemed, the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.
(d) Notwithstanding anything contained in this Section 3 to the contrary, the Company shall not be obligated to redeem for cash any shares of Series A Preferred Stock if such redemption would cause the Company to be in violation of any statute, rule, order regulation or agreement to which the Company is a party, including, but not limited to, any statute, rule, order, regulation or agreement relating to minimum capital requirements. The Company shall use its best efforts promptly to remedy any such violation if the same has the effect of preventing the redemption of any shares of Series A Preferred Stock, and shall promptly complete the redemption of shares after such violation has been cured.
4. Voting Rights. (a) The holders of each share of Series A. Preferred Stock shall not be entitled to vote, except: (i) as required by law; and (ii) to approve the authorization or issuance of any shares of any class or series of stock which ranks senior or on a parity with, the Series A Preferred Stock in respect of dividends and distributions upon the dissolution, liquidation or winding up of the Company.
(b) Notwithstanding anything contained herein to the contrary, the holders of Series A Preferred Stock shall vote as a separate class when required by law and to approve the matters set forth in Section 4(a) (ii). In such circumstances, the affirmative vote of the holders of a majority (or such greater percentage as may be required by law or the company’s certificate of incorporation or bylaws) of the voting rights provided in this Section for the Series A Preferred Stock, voting separately as a class, shall be necessary to approve such proposed action by the holders of Series A Preferred Stock.

5. Liquidation. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, each holder of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, the amount equal to the Redemption Price multiplied by the number of shares of Series A Preferred Stock owned by such holder. In the event the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this paragraph, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of Series A Preferred Stock. After the payment to the holders of the shares of Series A Preferred Stock of the full amounts provided for in this paragraph, the holders of shares of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.
IN WITNESS WHEREOF, the undersigned have executed this Certificate this 9th day of October, 1996

ATTEST			QUAD CITY HOLDINGS, INC.

By:	/s/ Douglas M. Hultquist		By:	/s/ Michael A. Bauer

	Douglas M. Hultquist			Michael A. Bauer
	President			Chairman of the Board

STATE OF IOWA		)
) SS:
COUNTY OF SCOTT		)
BE IT REMEMBERED that, on October 9, 1996, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came each of Michael A. Bauer and Douglas M. Hultquist, the Chairman and President of Quad City Holdings, Inc., respectively, who duly signed the foregoing instrument before me and acknowledged that such signing is his respective act and deed, that such instrument as executed is the act and deed of said corporation and that the facts stated therein are true.
GIVEN under my hand on October 9, 1996.

/s/ Patti Easley
Notary Public

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
QUAD CITY HOLDINGS, INC.
Quad City Holding, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:
1. The name of the Corporation is: Quad City Holdings, Inc.
2. The first sentence of Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
ARTICLE IV
AUTHORIZED STOCK
The total number of shares of capital stock which the corporation shall have authority to issue is 5,000,000 shares of Common Stock, par value $1.00 per share, and 250,000 shares of Preferred Stock, par value $1.00 per share.
3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
Dated as of the 21st day of October, 1998

QUAD CITY HOLDINGS, INC.
By:	/s/ Douglas M. Hultquist
Douglas M. Hultquist,
President

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
QUAD CITY HOLDINGS, INC.
Quad City Holdings, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended does hereby certify that:
1. The name of the Corporation is: Quad City Holdings, Inc.
2.	Article I of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
ARTICLE I
NAME
The name of the corporation is:
QCR Holdings, Inc.
3.	The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
Dated as of the 24th day of October, 2001

QUAD CITY HOLDINGS, INC.
By:	/s/ Douglas M. Hultquist
Douglas M. Hultquist,
President

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
QCR HOLDINGS, INC.
QCR Holdings, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended, does hereby certify that:
1.     The name of the Corporation is: QCR Holdings, Inc.
2.	The first sentence of Article XII of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
The number of directors constituting the entire board of directors shall not be less than three nor more than twelve as fixed from time to time by resolution of not less than 80% of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be nine until otherwise fixed as described immediately above.
3.	The following provision is hereby added to the Certificate of Incorporation of the Corporation as a new Article XVI to read in its entirety as follows:
ARTICLE XVI
NON-STOCKHOLDER INTERESTS
In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders when evaluating a proposal by another person or persons to make a tender or exchange offer for any equity security of the Corporation or any subsidiary, to merge or consolidate with the Corporation or any subsidiary or to purchase or otherwise acquire all or substantially all of the assets of the Corporation or any subsidiary, the board of directors of the Corporation may consider all of the following factors and any other factors which it deems relevant: (A) the adequacy of the amount to be paid in connection with any such transaction; (B) the social and economic effects of the transaction on the Corporation and its subsidiaries and the other elements of the communities in which the Corporation or its subsidiaries operate or are located; (C) the business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; (D) the competence, experience, and integrity of the acquiring person or persons and its or their management; and (E) any antitrust or other legal or regulatory issues which may be raised by any such transaction.”

4.	The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
Dated as of the 23rd day of October, 2002.

QCR HOLDINGS, INC.
By:	/s/ Douglas M. Hultquist
Douglas M. Hultquist,
President

CERTIFICATE OF DESIGNATION
of
SERIES B JUNIOR PARTICIPATING PREFERRED STOCK
of
QCR HOLDINGS, INC.
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
QCR Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:
That pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on September 4, 2003 adopted the following resolution creating a series of 10,000 shares of Preferred Stock designated as “Series B Junior Participating Preferred Stock”:
RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, $1.00 par value per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
Series B Junior Participating Preferred Stock
1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series B Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 10,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2. Dividends and Distribution.
(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series B Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October, in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock. The “Adjustment Number” shall initially be 1,000. In the event the Corporation shall at any time after September 4, 2003 (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B) The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).
(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3. Voting Rights. The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:
(A) Each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.
(B) Except as required by law, by Section 3(C) and by Section 10 hereof, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
(C) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series B Junior Participating Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series B Junior Participating Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series B Junior Participating Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the corporation, the holders of any Series B Junior Participating Preferred Stock being entitled to cast a number of votes per share of Series B Junior Participating Preferred Stock as is specified in paragraph (A) of this Section 3. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(C) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series B Junior Participating Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series B Junior Participating Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series B Junior Participating Preferred Stock in this Section 3.

4. Certain Restrictions.
(A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;
(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or
(iii) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series B Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
5. Reacquired Shares. Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.
6. Liquidation, Dissolution, or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received an amount per share (the “Series B Liquidation Preference”) equal to the greater of (i) $0.01 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series B Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series B Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.
(C) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.
7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
8. No Redemption. Share of Series B Junior Participating Preferred Stock shall not be subject to redemption by the Corporation.
9. Ranking. The Series B Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.
10. Amendment. At any time that any shares of Series B Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended by merger, consolidation or otherwise which would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.
11. Fractional Shares. Series B Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 30th day of September, 2003.

QCR HOLDINGS, INC.
/s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President and Chief Financial Officer

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
QCR HOLDINGS, INC.
QCR Holdings, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended, does hereby certify that:
1. The name of the Corporation is: QCR Holdings, Inc.
2. The first sentence of Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
The total number of shares of capital stock which the corporation shall have authority to issue is 10,000,000 shares of Common Stock, par value $1.00 per share, and 250,000 shares of Preferred Stock, par value $1.00 per share.
3. The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
Dated as of the 5th day of May, 2004.

QCR HOLDINGS, INC.
By:	/s/ Douglas M. Hultquist
Douglas M. Hultquist,
President

CERTIFICATE OF DESIGNATION
OF SERIES OF PREFERRED STOCK
QCR HOLDINGS, INC.
STATEMENT OF DESIGNATION
OF
RIGHTS, PREFERENCES AND LIMITATIONS
OF
SERIES B NON-CUMULATIVE PERPETUAL PREFERRED STOCK
Pursuant to Section 151 of the General Corporation Law of
the State of Delaware
The undersigned, Todd A. Gipple, the Executive Vice President and Chief Financial Officer of QCR HOLDINGS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY that, pursuant to the authority vested in the Company’s board of directors (the “Board”), in accordance with the provisions of the Company’s certificate of incorporation, the following resolutions establishing a series of 300 shares of preferred stock designated as “Series B Non-Cumulative Perpetual Preferred Stock” pursuant to Section 151 of the General Corporation Law of the State of Delaware were duly adopted by the Board on October 26, 2006;
RESOLVED, that, subject to the filing of the Designation of Rights and Preferences of Series B Non-Cumulative Perpetual Preferred Stock, there is hereby created one series of preferred stock of this Corporation, such series to be known as Series B Non-Cumulative Perpetual Preferred Stock, and that such series shall have the rights, powers, preferences and restrictions set forth in the Designation attached hereto as EXHIBIT A.
RESOLVED, that each of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Corporation is hereby authorized and directed to make, execute and file with the Delaware Secretary of State in the manner required by law, such Designation, and to take all other action he may deem necessary or advisable to carry into effect the foregoing resolution.
IN WITNESS WHEREOF, I have subscribed my name this 30th day of October, 2006.

QCR HOLDINGS, INC.
/s/ Todd A. Gipple
Todd A Gipple
Executive Vice President and Chief Financial Officer

EXHIBIT A
DESIGNATION
OF
RIGHTS, PREFERENCES AND LIMITATIONS
OF
SERIES B NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
QCR HOLDINGS, INC.
Section 1. Issuance. The board of directors (the “Board”) of QCR Holdings, Inc. (the “Company”) has determined that 300 shares of the Company’s authorized and unissued preferred stock be identified as “Series B Non-Cumulative Perpetual Preferred Stock” and has authorized such shares for issuance at a price of $50,000 per share (the “Series B Preferred Stock”).
Section 2. Dividends. The holders of record of the then outstanding shares of Series B Preferred Stock shall be entitled to receive only when, as and if declared by the Board out of any funds legally available therefor, non-cumulative dividends paid quarterly on the issuance price of $50,000 per share based upon an annual rate equal to eight percent (8.00%). During any fiscal year of the Company, no dividends whatsoever, other than a dividend payable solely in the Company’s common stock, par value $0.01 per share (“Common Stock”), shall be paid or declared, and no distribution shall be made, on any Common Stock or any other series of preferred stock until dividends in the total amount due per share on the Series B Preferred Stock shall have been paid or declared and set apart during that year.
Section 3. Voting Rights. The holders of each share of Series B Preferred Stock shall not be entitled to vote, except as required by law.
Section 4. Redemption Rights.
(a) Holders’ Redemption Rights. No holders of any outstanding shares of Series B Preferred Stock shall have any right to require the redemption of any outstanding shares of Series B Preferred Stock.
(b) Company’s Redemption Rights. Subject to any necessary prior regulatory approvals, including, but not limited to, the approval of the Board of Governors of the Federal Reserve System, the Company shall have the right at any time after the first anniversary of the issuance of the Series B Preferred Stock to call and redeem all (but not less than all) of the then outstanding shares of Series B Preferred Stock at a price per share equal to: (i) the sum of (A) $50,000; plus (B) a premium in the amount of $4,000 multiplied by a fraction the numerator of which is the total number of calendar days the Series B Preferred Stock being redeemed has been outstanding and the denominator of which is 365; but (ii) less the aggregate amount of any dividends that have been paid on the Preferred Stock (the “Redemption Amount”).

(c) Redemption Notice. Not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date (as defined below), written notice (the “Redemption Notice”) shall be mailed, first-class postage prepaid, to the holders of the then outstanding shares of the Series B Preferred Stock at their respective addresses last shown on the records of the Company. The Redemption Notice shall state: (i) the number of shares being redeemed; (ii) the Redemption Date and Redemption Amount; and (iii) that each holder is to surrender to the Company, in the manner and at the place designated in the Redemption Notice, the certificates representing the shares of Series B Preferred Stock to be redeemed.
(d) Surrender of Certificates. On or before the Redemption Date, the holders of shares of Series B Preferred Stock being redeemed shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Amount for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.
(e) Termination of Rights. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Amount is paid, then all rights with respect to the outstanding shares of Series B Preferred Stock shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Amount upon surrender of their certificate or certificates therefor.
Section 5. Liquidation. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, an amount per share equal to the Redemption Amount as of the effective date of such dissolution, liquidation or winding up of the Company, before any payment or distribution shall be made on the Common Stock. In the event the assets of the Company available for distribution to the holders of shares of the Series B Preferred Stock upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of Series B Preferred Stock. After the payment to the holders of the shares of the Series B Preferred Stock of the full amounts provided for in this Section, the holders of the Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

CERTIFICATE OF DESIGNATION
OF SERIES OF PREFERRED STOCK
QCR HOLDINGS, INC.
STATEMENT OF DESIGNATION
OF
RIGHTS, PREFERENCES AND LIMITATIONS
OF
SERIES C NON-CUMULATIVE PERPETUAL PREFERRED STOCK
Pursuant to Section 151 of the General Corporation Law of
the State of Delaware
The undersigned, Todd A. Gipple, the Executive Vice President and Chief Financial Officer of QCR HOLDINGS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY that, pursuant to the authority vested in the Company’s board of directors (the “Board”), in accordance with the provisions of the Company’s certificate of incorporation, the following resolutions establishing a series of 300 shares of preferred stock designated as “Series C Non-Cumulative Perpetual Preferred Stock” pursuant to Section 151 of the General Corporation Law of the State of Delaware were duly adopted by the Board on October 25, 2007;
RESOLVED, that, subject to the filing of the Designation of Rights and Preferences of Series C Non-Cumulative Perpetual Preferred Stock, there is hereby created an additional series of preferred stock of this Corporation, such series to be known as Series C Non-Cumulative Perpetual Preferred Stock, and that such series shall have the rights, powers, preferences and restrictions set forth in the Designation attached hereto as EXHIBIT A.
RESOLVED, that each of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Corporation is hereby authorized and directed to make, execute and file with the Delaware Secretary of State in the manner required by law, such Designation, and to take all other action he may deem necessary or advisable to carry into effect the foregoing resolution.
IN WITNESS WHEREOF, I have subscribed my name this 28th day of December, 2007.

QCR HOLDINGS, INC.
/s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President and Chief Financial Officer

EXHIBIT A
DESIGNATION
OF
RIGHTS, PREFERENCES AND LIMITATIONS
OF
SERIES C NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
QCR HOLDINGS, INC.
Section 1. Issuance. The board of directors (the “Board”) of QCR Holdings, Inc. (the “Company”) has determined that 300 shares of the Company’s authorized and unissued preferred stock be identified as “Series C Non-Cumulative Perpetual Preferred Stock” and has authorized such shares for issuance at a price of $25,000 per share (the “Series C Preferred Stock”).
Section 2. Dividend. The holders of record of the then outstanding shares of Series C Preferred Stock shall be entitled to receive only when, as and if declared by the Board out of any funds legally available therefor, non-cumulative dividends paid quarterly on the issuance price of $25,000 per share based upon an annual rate equal to nine and one-half percent (9.5%). During any fiscal year of the Company, no dividends whatsoever, other than a dividend payable solely in the Company’s common stock, par value $0.01 per share (“Common Stock”), shall be paid or declared, and no distribution shall be made, on any Common Stock or any other series of preferred stock, with the exception of distributions made to the Series B Non-cumulative Perpetual Preferred Stock, until dividends in the total amount due per share on the Series C Preferred Stock shall have been paid or declared and set apart during that year.
Section 3. Voting Rights. The holders of each share of Series C Preferred Stock shall not be entitled to vote, except as required by law.
Section 4. Redemption Rights.
(a) Holders’ Redemption Rights. No holders of any outstanding shares of Series C Preferred Stock shall have any right to require the redemption of any outstanding shares of Series C Preferred Stock.
(b) Company’s Redemption Rights. Subject to any necessary prior regulatory approvals, including, but not limited to, the approval of the Board of Governors of the Federal Reserve System, the Company shall have the right at any time after the first anniversary of the issuance of the Series C Preferred Stock to call and redeem all (but not less than all) of the then outstanding shares of Series C Preferred Stock at a price per share equal to: (i) the sum of (A) $25,000; plus (B) a premium in the amount of $2,375 multiplied by a fraction the numerator of which is the total number of calendar days the Series C Preferred Stock being redeemed has been outstanding and the denominator of which is 365; but (ii) less the aggregate amount of any dividends that have been paid on the Preferred Stock (the “Redemption Amount”).

(c) Redemption Notice. Not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date (as defined below), written notice (the “Redemption Notice”) shall be mailed, first-class postage prepaid, to the holders of the then outstanding shares of the Series C Preferred Stock at their respective addresses last shown on the records of the Company. The Redemption Notice shall state: (i) the number of shares being redeemed; (ii) the Redemption Date and Redemption Amount; and (iii) that each holder is to surrender to the Company, in the manner and at the place designated in the Redemption Notice, the certificates representing the shares of Series C Preferred Stock to be redeemed.
(d) Surrender of Certificates. On or before the Redemption Date, the holders of shares of Series C Preferred Stock being redeemed shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Amount for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.
(e) Termination of Rights. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Amount is paid, then all rights with respect to the outstanding shares of Series C Preferred Stock shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Amount upon surrender of their certificate or certificates therefor.
Section 5. Liquidation. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, an amount per share equal to the Redemption Amount as of the effective date of such dissolution, liquidation or winding up of the Company, before any payment or distribution shall be made on the Common Stock, but after the amounts that are due to paid on the Series B Non-cumulative Perpetual Preferred Stock. In the event the assets of the Company available for distribution to the holders of shares of the Series C Preferred Stock upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of Series C Preferred Stock. After the payment to the holders of the shares of the Series C Preferred Stock of the full amounts provided for in this Section, the holders of the Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

CERTIFICATE OF DESIGNATIONS
OF
FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D
OF
QCR HOLDINGS, INC.
QCR Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 141(a) of the General Corporation Law of the State of Delaware, does hereby certify:
The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the certificate of incorporation of the Corporation and applicable law, adopted the following resolution on February 5, 2009, creating a series of 38,237 shares of Preferred Stock of the Corporation designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series D.”
RESOLVED, that pursuant to the provisions of the certificate of incorporation of the Corporation and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series D” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 38,237.
Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.
Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:
(a) “Common Stock” means the common stock, par value $1.00 per share, of the Corporation.
(b) “Dividend Payment Date” means May 15, August 15, November 15 and February 15 of each year.

(c) “Junior Stock” means the Common Stock, Series C Non-Cumulative Perpetual Preferred Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.
(d) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.
(e) “Minimum Amount” means $9,559,250.
(f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s Series B Non-Cumulative Perpetual Preferred Stock.
(g) “Signing Date” means February 13, 2009.
Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, QCR Holdings, Inc., has caused this Certificate of Designations to be signed by Douglas M. Hultquist, its President and Chief Executive Officer, this 10th day of February, 2009.

QCR HOLDINGS, INC.
By:	/s/ Douglas M. Hultquist
	Name:	Douglas M. Hultquist
	Title:	President and Chief Executive Officer

ANNEX A
STANDARD PROVISIONS
Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.
Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:
(a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.
(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.
(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
(e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.
(f) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.
(g) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.
(h) “Dividend Period” has the meaning set forth in Section 3(a).
(i) “Dividend Record Date” has the meaning set forth in Section 3(a).
(j) “Liquidation Preference” has the meaning set forth in Section 4(a).

(k) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.
(l) “Preferred Director” has the meaning set forth in Section 7(b).
(m) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.
(n) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).
(o) “Share Dilution Amount” has the meaning set forth in Section 3(b).
(p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.
(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).
(r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
Section 3. Dividends.
(a) Rate. Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.
Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).
(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.
Section 4. Liquidation Rights.
(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 5. Redemption.
(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).
The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.
(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.
(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).
Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.
Section 7. Voting Rights.
(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.
(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.
(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.
Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.
Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
QCR HOLDINGS, INC.
QCR Holdings, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the DGCL”), does hereby certify that:
1. The name of the Company is QCR Holdings, Inc.
2. This Certificate of Amendment shall be effective upon filing with the office of the Secretary of State of the State of Delaware.
3. The Certificate of Incorporation of the Company is hereby amended by deleting the terms and provisions relating to the Series B Non-Cumulative Perpetual Preferred Stock, as set forth in that certain Designation of Rights, Preferences and Limitations of Series B Non-Cumulative Perpetual Preferred Stock of QCR Holdings, Inc., and replacing such terms and provisions with the following terms and provisions:
“Section 1. Issuance. The board of directors (the “Board”) of QCR Holdings, Inc. (the “Company”) has determined that 300 shares of the Company’s authorized and unissued preferred stock be identified as “Series B Non-Cumulative Perpetual Preferred Stock” and has authorized such shares for issuance at a price of $50,000 per share (the “Series B Preferred Stock”).
Section 2. Dividends. The holders of record of the then outstanding shares of Series B Preferred Stock shall be entitled to receive only when, as and if declared by the Board out of any funds legally available therefor, non-cumulative dividends paid quarterly on the issuance price of $50,000 per share based upon an annual rate equal to eight percent (8.00%). During any fiscal year of the Company, no dividends whatsoever, other than a dividend payable solely in the Company’s common stock, par value $1.00 per share (“Common Stock”), shall be paid or declared, and no distribution shall be made, on any Common Stock or any other series of preferred stock, subject to the immediately following paragraph in the case of the Series D Preferred Stock, which ranks pari passu with the Series B Preferred Stock, until dividends in the total amount due per share on the Series B Preferred Stock shall have been paid or declared and set apart during that year.

If the Board declares dividends on any Common Stock or any series of preferred stock, and dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) in full on the Series B Preferred Stock and the Series D Preferred Stock, all dividends declared on the Series B Preferred Stock and Series D Preferred Stock shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of the Series B Preferred Stock and Series D Preferred Stock payable bear to each other.
Section 3. Voting Rights. The holders of each share of Series B Preferred Stock shall not be entitled to vote, except as required by law.
Section 4. Redemption Rights.
(a) Holders’ Redemption Rights. No holders of any outstanding shares of Series B Preferred Stock shall have any right to require the redemption of any outstanding shares of Series B Preferred Stock.
(b) Company’s Redemption Rights. Subject to any necessary prior regulatory approvals, including, but not limited to, the approval of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, and subject to the payment of all accrued and unpaid dividends on the Series D Preferred Stock, the Company shall have the right at any time after the first anniversary of the issuance of the Series B Preferred Stock to call and redeem all (but not less than all) of the then outstanding shares of Series B Preferred Stock at a price per share equal to: (i) the sum of (A) $50,000; plus (B) a premium in the amount of $4,000 multiplied by a fraction the numerator of which is the total number of calendar days the Series B Preferred Stock being redeemed has been outstanding and the denominator of which is 365; but (ii) less the aggregate amount of any dividends that have been paid on the Preferred Stock (the “Redemption Amount”).
(c) Redemption Notice. Not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date (as defined below), written notice (the “Redemption Notice”) shall be mailed, first-class postage prepaid, to the holders of the then outstanding shares of the Series B Preferred Stock at their respective addresses last shown on the records of the Company. The Redemption Notice shall state: (i) the number of shares being redeemed; (ii) the Redemption Date and Redemption Amount; and (iii) that each holder is to surrender to the Company, in the manner and at the place designated in the Redemption Notice, the certificates representing the shares of Series B Preferred Stock to be redeemed.
(d) Surrender of Certificates. On or before the Redemption Date, the holders of shares of Series B Preferred Stock being redeemed shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Amount for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

(e) Termination of Rights. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Amount is paid, then all rights with respect to the outstanding shares of Series B Preferred Stock shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Amount upon surrender of their certificate or certificates therefor.
Section 5. Liquidation. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, an amount per share equal to the Redemption Amount as of the effective date of such dissolution, liquidation or winding up of the Company, before any payment or distribution shall be made on the Common Stock or the Series C Preferred Stock. If in any distribution described in this Section 5 the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and corresponding amounts payable with respect of any other stock of the Company ranking equally with Series B Preferred Stock, including the Series D Preferred Stock, as to such distribution, holders of the Series B Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled. After the payment to the holders of the shares of the Series B Preferred Stock of the full amounts provided for in this Section, the holders of the Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.”
4. The Certificate of Incorporation of the Company is hereby amended by deleting the terms and provisions relating to the Series C Non-Cumulative Perpetual Preferred Stock, as set forth in that certain Designation of Rights, Preferences and Limitations of Series C Non-Cumulative Perpetual Preferred Stock of QCR Holdings, Inc., and replacing such terms and provisions with the following terms and provisions:
“Section 1. Issuance. The board of directors (the “Board”) of QCR Holdings, Inc. (the “Company”) has determined that 300 shares of the Company’s authorized and unissued preferred stock be identified as “Series C Non-Cumulative Perpetual Preferred Stock” and has authorized such shares for issuance at a price of $25,000 per share (the “Series C Preferred Stock”).

Section 2. Dividends. The holders of record of the then outstanding shares of Series C Preferred Stock shall be entitled to receive only when, as and if declared by the Board out of any funds legally available therefor, non-cumulative dividends paid quarterly on the issuance price of $25,000 per share based upon an annual rate equal to nine and one-half percent (9.5%). During any fiscal year of the Company, no dividends whatsoever, other than a dividend payable solely in the Company’s common stock, par value $1.00 per share (“Common Stock”), shall be paid or declared, and no distribution shall be made, on any Common Stock or any other of series of preferred stock, with the exception of distributions made to the Series B Preferred Stock and Series D Preferred Stock, until dividends in the total amount due per share on the Series C Preferred Stock shall have been paid or declared and set apart during that year.
Section 3. Voting Rights. The holders of each share of Series C Preferred Stock shall not be entitled to vote, except as required by law.
Section 4. Redemption Rights.
(a) Holders’ Redemption Rights. No holders of any outstanding shares of Series C Preferred Stock shall have any right to require the redemption of any outstanding shares of Series C Preferred Stock.
(b) Company’s Redemption Rights. Subject to any necessary prior regulatory approvals, including, but not limited to, the approval of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, and subject to the payment of all accrued and unpaid dividends on the Series D Preferred Stock, the Company shall have the right at any time after the first anniversary of the issuance of the Series C Preferred Stock to call and redeem all (but not less than all) of the then outstanding shares of Series C Preferred Stock at a price per share equal to: (i) the sum of (A) $25,000; plus (B) a premium in the amount of $2,375 multiplied by a fraction the numerator of which is the total number of calendar days the Series C Preferred Stock being redeemed has been outstanding and the denominator of which is 365; but (ii) less the aggregate amount of any dividends that have been paid on the Preferred Stock (the “Redemption Amount”).
(c) Redemption Notice. Not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date (as defined below), written notice (the “Redemption Notice”) shall be mailed, first-class postage prepaid, to the holders of the then outstanding shares of the Series C Preferred Stock at their respective addresses last shown on the records of the Company. The Redemption Notice shall state: (i) the number of shares being redeemed; (ii) the Redemption Date and Redemption Amount; and (iii) that each holder is to surrender to the Company, in the manner and at the place designated in the Redemption Notice, the certificates representing the shares of Series C Preferred Stock to be redeemed.

(d) Surrender of Certificates. On or before the Redemption Date, the holders of shares of Series C Preferred Stock being redeemed shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Amount for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.
(e) Termination of Rights. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Amount is paid, then all rights with respect to the outstanding shares of Series C Preferred Stock shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Amount upon surrender of their certificate or certificates therefor.
Section 5. Liquidation. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, an amount per share equal to the Redemption Amount as of the effective date of such dissolution, liquidation or winding up of the Company, before any payment or distribution shall be made on the Common Stock, but after the amounts that are due to paid on the Series B Preferred Stock and the Series D Preferred Stock. In the event the assets of the Company available for distribution to the holders of shares of the Series C Preferred Stock upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of Series C Preferred Stock. After the payment to the holders of the shares of the Series C Preferred Stock of the full amounts provided for in this Section, the holders of Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.”

5. This Certificate of Amendment was approved by the board of directors of the Company on November 10, 2008, recommended by the board to the Company’s stockholders in a proxy statement dated January 7, 2009, submitted to the Company’s stockholders for their approval at a duly called special meeting of the Company’s stockholders held upon notice in accordance with Section 222 of the DGCL and adopted by the stockholders of the corporation, including the holders of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, each voting together as a separate class, at a special meeting of stockholders held on February 5, 2009, all in accordance with Section 242 of the DGCL.
Dated as of the 10th day of February, 2009.

QCR HOLDINGS, INC.
By:	/s/ Douglas M. Hultquist
	Name:	Douglas M. Hultquist
	Title:	President and Chief Executive Office Officer